EXHIBIT 99.1
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                           CONTRACT OF SALE

     THIS AGREEMENT made this _____ day of __________, 1997 between NORTH RIVERS MARKET ASSOCIATES, a general partnership organized under the laws of the State of Illinois, whose address is 900 North Michigan Avenue, Chicago, Illinois 60611 (hereinafter, "Seller"), and KRC ACQUISITION CORP., a Delaware corporation, whose address is 3333 New Hyde Park Road, P.O. Box 5020, New Hyde Park, New York 11042-0020 (hereinafter, "Purchaser").

                         W I T N E S S E T H:
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     WHEREAS, Seller represents it owns the shopping center commonly known as North Rivers Market located in North Charleston, South Carolina, as shown on the Plan (the "Shopping Center"); and Seller wishes to sell and Purchaser wishes to purchase such Shopping Center;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. DEFINITIONS. For this Agreement, the following expressions shall have the meanings hereinafter set forth.

           1.1   "Plan" means the drawing attached as Exhibit 1.

           1.2 "Real Estate" means the land described on Exhibit 2 and all of the buildings, building fixtures and equipment (including permanent shopping center signs), and other improvements constructed thereon, The parcels designated as Hechinger Parcel and Toys 'R Us Parcel, and the outlots designated as First Union Bank, TJ Applebee's, A & W Cafeteria, Tomato Rumbas, and First Federal of Charleston are expressly excluded.

           1.3 "Space Lease(s)" means all tenant space lease(s), license(s), concessions or other occupancy or use agreements, including all modifications, addenda and supplements thereto and guarantees thereof, applicable to any part of the Real Estate. All existing Space Leases as of the date hereof are listed on Exhibit 3.

           1.4 "Personal Property" means the furniture, furnishings, tools, equipment, supplies (consumable and otherwise) and any other movable property (if any) located at and used in connection with the operation of the Shopping Center which are now or at Closing owned by Seller listed on
Exhibit 4; the files which are in the possession of Seller and are required for the efficient operation of the Shopping Center, including sepias, drawings, surveys, plans and specifications; and all licenses, permits, certificates of occupancy (or local equivalent) in the possession of Seller.

           1.5 "Property" means collectively all of Seller's rights and interest in the Real Estate, the Personal Property, the Space Leases and all the other assets described in Article 2.

           1.6   "Closing Date" means the date referred to in Section
14.1, and on which Closing occurs. "Closing" means the event whereby title to the Property is actually conveyed by Seller to Purchaser or Purchaser's designee.

           1.7 "Permitted Exceptions" means those certain title exceptions set forth in the first preliminary title commitment to be received by Purchaser, which Purchaser, in Purchaser's sole and exclusive judgment shall have approved pursuant to Article 7.

           1.8 "Service Contracts" means all written or oral agreements (including purchase orders) pursuant to which goods, services, supplies or other items whatever are furnished on a continuing basis for the operation of the Real Estate. A list of such existing Service Contracts as of the date hereof is attached hereto as Exhibit 5.

           1.9 "Inspection Period" means a period of time commencing on the date Purchaser receives a fully signed counterpart of this Agreement, and expiring at midnight on December 22, 1997.

            1.10 "Escrow Agent" means First American Title Insurance Company of New York.

           1.11 "Deposit" means a deposit in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars (plus any interest earned thereon).

           1.12 "REAs" means, collectively, that certain: (i) Reciprocal Easement and Operation Agreement (the "REOA") between North Rivers Market Limited Partnership (Seller's predecessor in interest) and Toys 'R Us, Inc., dated June 6, 1986 and recorded in Book C155, Page 668, and re-recorded in Book B157, Page 521 in the Office of the Register Mense Conveyance of Charleston County, South Carolina, which REOA was superseded by a new Reciprocal Easement and Operation Agreement dated April 30, 1987 and recorded in Book A166, Page 550 (the "New REOA"), which New REOA was amended by Agreement dated as of 1988; and (ii) Maintenance Agreement dated June 13, 1986 between Northrivers Market Limited Partnership (Seller's predecessor in interest) and Toys 'R Us, Inc.

     2. SALE AND PURCHASE. Seller agrees to sell, convey, assign and transfer to Purchaser, and Purchaser agrees to purchase and acquire from Seller, all of Seller's right, title and interest in and to: (a) the Real Estate, (b) the Personal Property (if any), (c) the Space Leases, (d) all trade or assumed names and trade logos used in the operation of the Shopping Center, (e) any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Real Estate, (f) any strips or gores adjoining the Real Estate, (g) all permits or licenses in connection with the operation of the Shopping Center, (h) all appurtenances and hereditaments appertaining to the Real Estate, (i) all awards made or to be made to Seller for the Property or any part thereof by reason of a taking by eminent domain or in lieu thereof, (j) any guarantees or warranties relating to the Real Estate or Personal Property to extent transferable, and (k) any unpaid award for damages to the Real Estate by reason of change of grade of any street (Seller hereby agreeing to execute and deliver to Purchaser, on the Closing Date or thereafter, all proper instruments for collection of any such award) and (l) all rights of Seller under the REAs.

     3. PURCHASE PRICE. The "Purchase Price" for the Property is FOURTEEN MILLION EIGHT HUNDRED EIGHTY-THREE THOUSAND SEVEN HUNDRED FORTY-TWO ($14,883,742.00) DOLLARS , to be paid as follows:

           3.1 Deposit. Within one (1) business day after Purchaser receives a fully-executed copy of this Agreement, Purchaser shall place the Deposit in escrow with Escrow Agent. In the event Purchaser elects to cancel and terminate this Agreement pursuant to Section 5.4 or any other provision of this Agreement, the Deposit shall be promptly returned to Purchaser by Escrow Agent. Escrow Agent shall hold the Deposit in accordance with Section 4 below. If Closing occurs, then the amount of the Deposit, including all interest earned thereon, shall at Closing be paid to Seller and said amount shall constitute a credit against the Purchase Price
 .

           3.2 Balance of Purchase Price. Subject to the conditions of this Agreement, at Closing, Purchaser shall pay Seller the Purchase Price (less any credit due Purchaser pursuant to Section 3.1; ); in federal funds by wire transfer (and Seller shall furnish Purchaser with complete wire transfer instructions prior to Closing).

           3.3 Withholding. Notwithstanding the foregoing provisions or anything to the contrary elsewhere in this Agreement, at Closing Purchaser shall withhold seven (7%) percent of the Purchase Price and shall, promptly post-Closing, forward such amount to the South Carolina Tax Commission, along with a completed Form I-290. Notwithstanding the immediately preceding sentence, if the Seller provides a properly completed, sworn Affidavit, in form reasonably acceptable to Purchaser and complying with all statutory requirements, (a) Purchaser shall withhold based on the amount of gain recognized by the Seller, if the Seller states such amount in the Affidavit; and/or (b) Purchaser shall withhold five (5%) percent of the gain recognized by the Seller if the Seller certifies that it is a corporation or an association or trust which is taxed as a corporation; provided, however, Purchaser shall not be required to withhold any amounts if the Seller properly certifies in the Affidavit that it is a resident or deemed resident of the State of South Carolina, or is otherwise exempt under Revenue Ruling 90-3 from the South Carolina Tax Commission's non-resident withholding requirements on the sale of the Property.

     4.    DEPOSIT.

           4.1 At all times in which the Deposit is being held by the Escrow Agent, the Deposit shall be invested by Escrow Agent in the following investments ("Approved Investments"): (i) an interest-bearing account of Chase Manhattan Bank, (ii) United States Treasury obligations,
(iii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller; or (iv) such other manner as may be reasonably agreed to by Seller and Purchaser. The Deposit shall be disposed of by Escrow Agent only as provided in this Agreement. If no Closing occurs, all interest or dividends earned shall be paid to the party entitled to the escrowed proceeds, which party shall pay any income taxes thereon. The parties shall furnish the Escrow Agent with their respective tax identification numbers. At the Closing all interest or dividends earned on the Deposit shall be credited to Purchaser. All escrow fees, if any, charged by Escrow Agent shall be equally shared by Seller and Purchaser.

           4.2 Prior to Closing, Escrow Agent shall hold the Deposit as set forth in Section 4.1 unless (i) Escrow Agent receives notice from Purchaser timely terminating this Agreement pursuant to Section 5.4.1, in which event Escrow Agent shall forthwith return the Deposit to Purchaser without requirement of notifying Seller as provided in (ii) below, and without regard to any objection of Seller; or (ii) with regard to all situations other than in (i) above, unless either Seller or Purchaser makes a written demand upon Escrow Agent for the Deposit accompanied by an affidavit signed by the party making the demand stating sufficient facts to show that said party is entitled to receive the Deposit pursuant to the terms of this Agreement. Upon receipt of such demand, Escrow Agent shall give ten (10) days written notice to the other party of such demand and of Escrow Agent's intention to remit the Deposit to the party making the demand on the stated date, together with a copy of the affidavit. If Escrow Agent does not receive a written objection before the proposed date for remitting the Deposit, Escrow Agent is hereby authorized to so remit. If, however, Escrow Agent actually receives written objection from the other party before the proposed date on which the Deposit is to be remitted, Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from Seller and Purchaser or until a final judgment of an appropriate court. In the event of such dispute, Escrow Agent may deposit the Deposit with an appropriate court and, after giving written notice of such action to the parties, Escrow Agent shall have no further obligations with respect to the Deposit.

           4.3 The parties acknowledge that Escrow Agent is acting as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith or in willful or negligent disregard of this Agreement. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the faithful performance of Escrow Agent's duties hereunder.

           4.4 Escrow Agent acknowledges agreement to the provisions of this Agreement applicable to it by signing on the signature page of this Agreement.

           4.5 If Closing does not take place because of Purchaser's default under this Agreement, the Deposit shall be given and/or paid to Seller as liquidated damages. The receipt of these damages shall be Seller's sole and exclusive remedy and satisfaction for such default or any other default; and upon such receipt, except for those matters which expressly survive termination of this Agreement, this Agreement shall be null and void and of no further force or effect whatsoever. If Closing shall occur, the Deposit and all interest earned thereon shall be applied to the Purchase Price. In all other events, the Deposit shall be returned to Purchaser . If Closing does not occur as a result of the default of Seller, then Purchaser shall, at its option and as its exclusive remedies for such default,, have (i) the right to specific performance or alternatively (ii) may elect, on notice to Seller and Escrow Agent, to obtain the return of the Deposit including all interest thereon. Purchaser may not recover damages against Seller due to such default, but must elect one of the above two remedies. If Purchaser brings a specific performance action or if either party brings an action to recover the Deposit, the non-prevailing party shall (notwithstanding the "exclusive remedies" language above set forth in this paragraph) pay the prevailing party's reasonable legal fees, disbursements and court costs expended to obtain a judgment.

     5.    MANAGEMENT AND CONDITIONS PRIOR TO CLOSING.

           5.1   Until Closing, Seller shall at its own expense, comply
(in accordance with normal course of business in past practice) with all its obligations under all Space Leases and Service Contracts and the REAs. Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. Seller shall maintain its current insurance (or substantially equivalent coverage) until Closing or the earlier termination of this Agreement.

                 5.1.1Seller also covenants and agrees that, prior to Closing, it shall not take any of the following actions without the prior written consent of Purchaser: (a) effect or permit any change in any of the Space Leases or Service Contracts or the REAs; (b) renew or extend the term of any Service Contract or Space Lease; (c) enter into any new Space Lease or Service Contract or cancel or terminate the REAs or any Space Lease or Service Contract; (d) enter into, extend or modify any other agreement affecting the Property the term of which would extend beyond the Closing . Purchaser's consent to any of the foregoing matters of which Purchaser receives copies and a request to consent thereto not later than the fifth
(5th) business day prior to the expiration of the Inspection Period shall not be unreasonably withheld (and shall be deemed given if not disapproved in writing within five [5] business days of Purchaser's receipt of such request therefor). If Purchaser consents to any new Space Lease or modification or renewal of any existing Space Lease, then Purchaser shall pay for all tenant improvements costs and leasing commissions incurred by Seller in connection therewith.

           5.2 Except as otherwise stated to the contrary in this Agreement, Purchaser shall at Closing accept the Property in AS IS physical condition as exists on the date hereof, subject to reasonable wear and tear between now and Closing but subject also to the provisions of Section 5.1 and Section 5.4.

           5.3 Seller agrees that: (a) on and after the date hereof, Purchaser and its designated representatives shall have access to the Property upon reasonable advance notice for the purpose of making engineering, survey or other inspections and independent investigations; and (b) Seller will provide Purchaser promptly and without charge to the extent within its possession or control with respect to the Property, full and accurate copies of Space Leases, Service Contracts, title information or instruments, tenant, mortgagee (if any), REA and other correspondence files (other than with partners) and bills, invoices and other similar records of the Shopping Center. Purchaser shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not materially or unreasonably interfere with or disturb any tenant at the Property. Without limitation of the foregoing, in no event shall Purchaser make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent. Purchaser agrees to give Seller at least twenty-four (24) hours prior telephonic notice of any on-site tenant visits. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Purchaser shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Purchaser by any third party and in the event of termination hereunder, shall on request return all documents and other materials furnished by Seller hereunder. Purchaser agrees to hold Seller harmless from any personal injury or property damage caused by Purchaser or its designated representatives on the Property in doing any testing, inspections or surveys. The provisions of this Section
5.3 shall survive Closing.

           5.4 Purchaser shall have the Inspection Period within which to inspect and examine the Real Estate and Personal Property and to review and examine the Space Leases and Service Contracts and Landlord's correspondence files regarding such Space Leases and Service Contracts.

                 5.4.1In the event that during the Inspection Period, Purchaser, in its sole and exclusive judgment, determines not to purchase the Property for any reason or for no reason, or if Purchaser is not satisfied with the Space Leases or Service Contracts or the condition of the Real Estate or Personal Property then, on or prior to the last day of the Inspection Period, Purchaser shall have the right to cancel and terminate this Agreement without liability to Purchaser by so sending notice to Seller with a copy to Escrow Agent on or prior to such day.

                 5.4.2In the event Purchaser does not cancel and terminate this Agreement prior to the end of the periods set forth in
Section 5.4.1, this Agreement shall remain in full force and effect .

                 5.4.3Prior to Closing or if Purchaser cancels and terminates this Agreement pursuant to this Article 5, all non-public information obtained by Purchaser from Seller during the Inspection Period shall be kept confidential, except to the extent disclosure is required pursuant to applicable law, regulation or court proceeding.

     6.    ADJUSTMENTS AND PRORATIONS.

           6.1 As more particularly hereinafter described, with respect to the Property, Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to Closing and shall be responsible for all expenses allocable to that period; and Purchaser shall be entitled to all income and (solely with regard to Service Contracts or other obligations accepted and expressly assumed by Purchaser at Closing) responsible for all expenses allocable to the period beginning at 12:01 A.M. on the day Closing occurs. At the Closing, all items of income and expense with respect to the Property listed below shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereafter:

                 6.1.1 Seller shall arrange for a billing under all those Service Contracts for which fees are based on usage and with utility companies for a billing for utilities, to include all utilities or service used up to the day Closing occurs, and Seller shall pay the resultant bills. In the event any of the Service Contracts set forth in Exhibit 5 cover periods beyond the Closing the same shall be prorated on a per diem basis.

                 6.1.2Real estate taxes and personal property taxes on the Property shall be prorated based upon the period (i.e., calendar or other tax fiscal year) to which same are attributable, regardless of whether or not any such taxes are then due and payable or are a lien. Seller shall pay at or prior to Closing (or Purchaser shall receive credit for) any unpaid taxes attributable to periods prior to the date of Closing (whether or not then due and payable or a lien as aforesaid). Seller shall receive credit for any previously paid or prepaid taxes attributable to periods from and after the date of Closing. In the event that as of the date Closing occurs the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used; and after the Closing occurs and when the actual amount of taxes for the year or years in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date.

                 6.1.3Rentals and other payments (other than "percentage rent" and common area maintenance charges which are dealt with in Section
6.1.4 and Section 6.1.6) which are payable pursuant to Space Leases shall be prorated on a per diem basis as and when collected. Purchaser shall not be obligated to make any payment or give any credit to Seller on account of or by reason of any rental or other payments which are unpaid as of the date of Closing, but shall be required to utilize diligent efforts to collect the same (but shall not be required to bring suit or terminate leases) and shall turn over Seller's share of the same within fifteen (15) days if, as and when received by Purchaser after the Closing (subject to Section 6.3). Purchaser shall not be required to institute any action or proceeding to collect any rent delinquencies.

                 6.1.4Percentage rent (i.e., that portion of the rent payable to the landlord by the tenant under a Space Lease which is a percentage of the amount of sales or of the dollar amount of sales), if any, payable under each Space Lease shall be prorated with respect to the lease year thereunder in which the Closing occurs on a per diem basis as and when collected. Any percentage rent collected by Purchaser including any percentage rent which is delinquent and pertaining to (i) an entire lease year or accounting period of a tenant under a Space Lease which ends on a date prior to the date of Closing, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the date of Closing where such lease year or accounting period begins prior to the date of Closing and ends thereafter shall in both cases (subject to Section 6.3) be paid to Seller within thirty (30) days of receipt by Purchaser. Purchaser shall not be required to institute any action or proceeding to collect any delinquent percentage rent.

                 6.1.5Gas, water, electricity, heat, fuel, sewer and other utilities charges to which Section 6.1.1 cannot be applied, and the governmental licenses, permits and inspection fees relating to the Shopping Center, shall be prorated on a per diem basis.

                 6.1.6Common area maintenance expenses and charges including all expenses and charges payable by or to Seller under or in connection with the REAs, shall be prorated. Seller shall be responsible for all common area expenses and charges incurred prior to Closing, and Purchaser shall be responsible for the same subsequent to Closing (but only to the extent incurred under Service Contracts accepted and expressly assumed by Purchaser at Closing). All common area expense payments made by each tenant and such charges paid under its Space Lease for the entire lease year during which the Closing occurs, and all common area maintenance payments to Seller by other parties under the REAs, including in each case end-of-year adjustments, if any, shall be prorated between Seller and Purchaser in the following manner: Not later than three (3) days prior to Closing, Seller shall deliver to Purchaser, with regard to each Shopping Center tenant (or each other party to the REAs, hereafter an "REA Party") required to pay common area charges ("CAM Charges") under its lease (or the REAs), a detailed computation showing all CAM Charge expenses incurred by Seller for the period from the beginning of each such tenant's (or REA Party's)then current billing period for CAM Charges (e.g., calendar year, lease year, etc.) through the Closing Date, any CAM monthly estimates or charges theretofore collected by Seller relating to such tenant (or REA Party) (hereinafter referred to as the "CAM Estimates"), and a bill for the tenant's (or REA Party's) prorata share of CAM Charges (i.e., for CAM charges through the Closing Date net of any such CAM Estimates), together with all invoices and other evidence documenting such CAM Charges in detail required by such tenant's lease (or the REAs). Purchaser, at its option, may either:

(i) elect (but only if leases permit or tenants consent or Seller agrees) to send any such bills to tenants (or REA Parties) promptly following Closing, in which event such tenant (or REA Party) shall pay any amount shown due directly to Seller, and Purchaser shall have no responsibility to collect same; or

(ii) elect to incorporate any bills prepared by Seller into a single post-closing (as and when appropriate for annual reconciliation or other billing of CAM charges for any tenant [or REA Party]) bill for CAM Charges to such tenant (or REA Party), in which event such single bill, as and when paid, shall be apportioned between Seller and Purchaser based on the ratio of pre- and post-Closing CAM expenses (taking into account any CAM Estimates retained by Seller at Closing); or

(iii)elect (but only if leases permit or tenants consent or Seller agrees), post-Closing (as and when appropriate for annual reconciliation or other billing of CAM Charges for any tenant (or REA Party)) to send two bills to such tenant (or REA Party) (i.e., one for pre-Closing charges as prepared by Seller and one for post-Closing charges), with such tenant (or REA Party) to pay Seller directly for unpaid pre-Closing charges, if any.

                      Notwithstanding Purchaser's election above set forth, any CAM Estimates for any tenant shall be retained by Seller up to the amount of the pre-Closing CAM Charges payable by such tenant as evidenced by such bills and computations delivered by Seller at Closing, and any excess shall be paid or credited to Purchaser at Closing.

                 6.1.7All brokerage and leasing commissions or other compensation due or accrued prior or subsequent to the date of Closing to any broker, agent, or other person in connection with the Property for brokerage or other services rendered to Seller or any predecessor of Seller in connection with the management and/or leasing of the Property shall be credited to Purchaser to the extent not paid by Seller prior to Closing (it being agreed that payment of all of the foregoing shall be the sole responsibility of Seller).

                 6.1.8All prepaid rentals, other prepaid payments, refundable security deposits, electric, gas, sewer and water deposits deposited with Seller by tenants, (including all accrued interest on all of the foregoing, to the extent required by law or the lease) under any Space Leases, license agreements or concession agreements relating to the Property, shall be credited to Purchaser at the Closing
           6.2 All prorations and payments to be made under the foregoing provisions shall be made on the basis of a written statement or statements delivered to Purchaser by Seller and approved by Purchaser. In the event any prorations, apportionments or computation shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the one from who it is entitled to such adjustment within six (6) months after the erroneous payment or computation was made.

           6.3 All accounts receivable flowing from the Property shall be disposed of as follows:

                 6.3.1Purchaser and Seller agree to treat all base or minimum rental payments received from a tenant as first applicable to base or minimum rent which was owed by that tenant, if any, for the month in which Closing occurs until the base or minimum rental amount due to Seller for such period has been collected. In the event that there remains any unpaid base or minimum rent for a period prior to the month of Closing, all payments of base or minimum rent received from such tenant shall be applied to sums owed Purchaser before any part thereof shall be treated as belonging to Seller. In the event that there remains any unpaid tenant receivable other than base or minimum rent (including without limitation any tax, CAM, insurance or percentage rent payments) for any period prior to the Closing, all payments received from any tenant in arrears shall be applied to any sums owed Purchaser from such tenant (whether base or minimum rent or any other amount) before any part thereof shall be treated as belonging to Seller.

                 6.3.2In the event that any tenant of Seller or Purchaser shall hereafter apply or shall have heretofore applied for relief under the provisions of any bankruptcy or similar laws for the protection of debtors, the provisions of Section 6.3.1 shall not apply, and the parties shall have the right to seek collection of their respective accounts, their entitlements being determined by the Closing and the other provisions of this Agreement.

                 6.3.3Neither party shall have the right to enter into any transactions that purport to compromise claims belonging to the other, without the other party's prior written consent.

                 6.3.4If at the time of Closing any tenants (or REA Parties) owe Seller any money, Seller shall have the right, subsequent to the Closing, to collect such sums directly from the tenants including bringing lawsuits against the tenants (or REA Parties) (at Seller's sole expense) for such collection; provided, however, Seller agrees that any such legal action or collection shall not include any disturbance of the possession, use or occupancy of the tenants or any right to evict the tenants, whether pursuant to the lease provisions or otherwise, and Purchaser shall not be obligated to join in any lawsuit or in any other way to participate or cooperate with Seller in its collection attempts, unless required to by law for Seller to maintain its action, and in such event, Purchaser will (at Seller's expense) join in such a lawsuit or action only if the same does not include or require disturbance of the possession of any tenants, as aforesaid.

     7. TITLE AND SURVEY. It shall be a condition to Purchaser's obligations to close the transactions hereunder that Purchaser shall receive at Closing valid, marketable and insurable fee title to the Real Estate subject only to the Space Leases and the Permitted Exceptions.

           7.1 Promptly following the execution of this Agreement, Seller shall obtain and deliver to Purchaser any survey of the Real Estate in Seller's possession or control (the "Survey"); it being understood that Purchaser may at its option obtain a new or updated survey; and Purchaser shall apply to a title insurance company selected by Purchaser (the "Title Company") for a binding, irrevocable commitment for an ALTA Form B Fee Title Insurance Policy to be issued to Purchaser (the "Title Commitment") in the amount of the Purchase Price effective as of the date of recording of the deed (i.e., no "gap"), evidencing that Seller owns and can convey valid and marketable fee title to the Real Estate, free and clear of all encumbrances except the Space Leases and Permitted Exceptions.

           7.2 Within ten (10) days after Purchaser's receipt of both the Title Commitment and Survey (if obtained), but in no event later than the end of the Inspection Period, Purchaser shall furnish Seller with a schedule of (i) any liens, encumbrances or other title exceptions or state of facts shown on the Title Commitment or Survey, which Purchaser, in its sole and exclusive judgment, does not approve, does not agree to take subject to or finds unsatisfactory and (ii) any title company requirements which Purchaser, in its sole and exclusive judgment, contends Seller must satisfy. In addition, if Purchaser has requested endorsements providing coverage for (a) a perimeter metes and bounds description and contiguity between the parcels which comprise the Real Estate (if comprised of separate parcels) and between the Real Estate and public streets or (b) access from the Real Estate to a public street, or (c) extended coverage over the Title Company's general exceptions, or (d) zoning as provided in ALTA Zoning Endorsement 3.1, or (e) affirmative insurance that easements are not encroached upon by any structures on the Real Estate or that there are no violations of any restrictive covenants or agreements and that no future violation would cause any reversion of title, or (f) a survey endorsement, and the title company has refused to grant such coverages, Purchaser shall so inform Seller.

           7.3 Seller shall have a period of thirty (30) days following receipt of said schedule to remove, correct, cure or satisfy to Purchaser's satisfaction, any survey or title exceptions or Title Company requirements set forth on said schedule and to obtain from the Title Company the endorsements set forth on said schedule. Seller shall not be required to remove any title objections, provided that notwithstanding the foregoing if any objection consists of a mortgage or other lien evidencing a tax or judgment lien against Seller, or a mechanic's lien based on work performed by or on behalf of Seller, Seller shall be required to remove same as provided in Section 7.6. If Seller fails to remove at or prior to Closing any such mortgage or other lien required to be removed as aforesaid, Purchaser may, but shall not be obligated to, close title subject to such mortgage or lien with an abatement of the Purchase Price in the amount required to remove same. For purposes of this Article 7, a deed of trust or similar instrument shall be deemed to be a mortgage.

           7.4 In the event that Seller is unable or (subject to its obligations above set forth) elects not, within said thirty (30) day period, to remove, correct, cure or obtain endorsements as aforesaid (hereinafter called "title correction"), Purchaser shall have the right at its sole option either (a) to terminate this Agreement, in which event the Deposit shall be returned to Purchaser and neither party shall, thereafter, have any further liability hereunder, or (b) to accept such state of facts and such title as is disclosed by the Survey and Title Commitment without title correction thereby waiving any rights against Seller with respect thereto, provided that there shall nevertheless be an abatement for unremoved mortgages or other liens as above set forth. Said initial election shall be made by Purchaser within ten (10) days following Purchaser's receipt of written notification by Seller that Seller has not been able to or will not obtain title correction.

           7.5 In the event that Seller shall undertake title correction as aforesaid, and shall be successful, this Agreement shall continue in full force and effect and Purchaser shall close the transaction contemplated hereby in accordance with the terms hereof. In the event that Seller shall only be partially successful in obtaining title correction, Purchaser shall have the same alternative rights as Purchaser would have in the event Seller had declined to seek title correction (as set forth in the preceding paragraph of this Section). Purchaser shall make its election within ten (10) days after Purchaser's receipt of written notice from Seller to Purchaser of the extent to which title has been corrected.

           7.6 If any title objection consists of a mortgage or other lien required to be removed as aforesaid, Seller shall be required to remove the same by payment, by bonding, or causing the Title Company to insure over the same or otherwise.

     8. GENERAL DISCLAIMER. Except as specifically set forth in this Agreement, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including but not limited to any representation or warranty concerning title to the Property, the physical condition of the Property (including but not limited to the condition of the soil or the Improvements), the environmental condition of the Property (including but not limited to the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including but not limited to zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances rights or claims on, affecting or pertaining to the Property or any part thereof. Purchaser acknowledges that Seller (i) acquired its interest in the Property through foreclosure or deed-in-lieu of foreclosure, (ii) did not develop the Property, and (iii) since its acquisition has delegated the day-to-day management of the Property to a property manager. Purchaser further acknowledges that, during the Inspection Period, Purchaser will be given opportunity to examine, review and inspect all matters which in Purchaser's judgment bear upon the Property and its value and suitability for Purchaser's purposes. Except as to matters specifically set forth in this Agreement, Purchaser will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the policy of title insurance hereunder. Without limitation thereon, Purchaser hereby waives any and all rights of contribution or other rights or remedies against Seller under the Comprehensive Environmental Response Compensation and Liability Act or any other applicable environmental laws, rules or regulations, except for (i) matters arising from acts of Seller, and/or (ii) matters for which Purchaser must enforce rights against Seller to recover from (or have Seller recover from) a third party which caused an environmental problem.

     9.    COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER.

           Seller covenants, represents and warrants to Purchaser the following, all of which shall be required to be true and correct in all material respects on and as of the Closing Date as a condition precedent to Purchaser's obligations hereunder, and all of which shall survive the Closing for a period of nine (9) months:

           9.1 Seller has obtained all consents required to permit all of the transactions contemplated by this Agreement (including but not limited to the sale of the Property to Purchaser) and required under any partnership agreement, shareholder agreement, covenant or other agreement concerning it or to which it is a party or by any law or regulations, and, to Seller's best knowledge, the sale of the Property does not require the consent or approval of any public or private authority which has not already been obtained by Seller.

           9.2 Seller has not received written notice from any governmental authority, mortgagee, tenant, insurer or other party (i) that either the Real Estate or the use or operation of the Shopping Center is currently in violation of any zoning, environmental or other land use regulations; (ii) that Seller is currently in violation or with the passage of time will be in violation of the requirements of any ordinance, law or regulation or order of any government or any agency, body or subdivision thereof (including, without limitation, the local building department) affecting the Shopping Center, or that any investigation has been commenced, or is contemplated, regarding any such possible violation; or
(iii) asserting that Seller is required to perform work at the Shopping Center. Notwithstanding the foregoing, Seller shall have the right to contest any violation if the same does not delay the Closing and if the violation is cured or removed prior to the Closing.

           9.3 There is no pending litigation brought by or against Seller or affecting the Property (including, without limitation, the Real Estate and the Space Leases) or the operation of the Shopping Center (including without limitation any bankruptcy proceedings of existing Space Lease tenants) except as set forth on Exhibit 6. If Seller is served with process or receives notice that litigation may be commenced against it, Seller shall promptly notify Purchaser.

           9.4 The Space Leases described in Exhibit 3 comprise all the Space Leases presently existing and each is in full force and effect; no Space Lease has been modified or supplemented except (if at all) as set forth on Exhibit 3; except as may be set forth in the Space Leases, no rent has been paid more than one month in advance by any tenant. To Seller's knowledge no tenant is entitled to any "free rent" period, defense, credit, allowance or offset against rental; the information set forth in Exhibit 3 is true, correct and complete. To Seller's knowledge, there is no default of either landlord or tenant under any of the Space Leases, and no state of facts which with notice and/or the passage of time would ripen into a default, except as set forth on Exhibit 3. To Seller's knowledge, there are no persons or entities entitled to possession of the Property other than those listed on Exhibit 3. No work or installations is required of Seller except as specified (if at all) in the Space Leases, and in any case Seller has fully completed all tenant improvements specified in any Space Lease to be the responsibility of the landlord and has paid all tenant construction allowances. There are no leasing commissions due nor will any become due in connection with any Space Lease or the renewal thereof, and no understanding or agreement exists in regard to payment of any leasing commissions or fees for future Space Leases. Seller has no obligations with respect to contributing for or paying dues or charges to a Shopping Center merchant's association.

           9.5 To Seller's knowledge, there are no unpaid installments of general, special or betterment tax assessments on the Property.

           9.6 To Seller's knowledge, there are not now and will not be on the date of Closing any agreements or understandings relating to the Property, except for the Permitted Exceptions, Space Leases and Service Contracts; and no alterations, amendments or waivers pertaining to the foregoing will be made by Seller except with Purchaser's written approval prior to the date of Closing.

           9.7 The list of and information with respect to Service Contracts in Exhibit 5 is true and complete. To Seller's knowledge, there is no material default by any party to any Service Contract. Seller has received no written notice that any party to any Service Contract intends to cancel or terminate such agreement.

           9.8 Seller has no on-site employees in connection with the management, operation or maintenance of the Property.

           9.9 The persons or parties signing this Agreement on behalf of Seller have the power and authority to enter into this Agreement, to bind Seller to the provisions hereof and to comply with the obligations of Seller hereunder.

           9.10 Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute (with or without the giving of notice or the passing of time, or both) a default under any Space Lease, the REAs, or any other contract, agreement, instrument, license or undertaking to which Seller is a party or by which any of its properties or assets is or may be bound.

           9.11 No tenant under a Space Lease (or REA Party) or other person has any option, right of first refusal or other right to purchase the Property or any part thereof or interest therein. In the event any such option, right of first refusal or other right to purchase does exist on the date hereof, it shall be a condition to Purchaser's obligations hereunder that Seller shall at Closing deliver to Purchaser a written and recordable instrument, signed by the holder thereof, irrevocably and unconditionally waiving, canceling, terminating and annulling any such option, right of first refusal or other right.

           9.14 To Seller's knowledge, the REAs are in full force and effect and have not been modified or supplemented except as set forth in a recorded instrument. To Seller's knowledge, there is no material default under the REAs of either Seller or any REA Parties, and no unperformed work or installations or unpaid amounts is required of or due from Seller under the REAs.

           At Closing, Seller shall deliver to Purchaser a certificate reconfirming all the foregoing representations as true, correct and complete in all material respects as of the date of Closing. As used in this Agreement, Seller's knowledge shall mean only the actual knowledge of Julie Walner, after having Seller's third party property manager review the representations and warranties contained herein, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded. Seller represents that Julie Walner is the Seller's partnership coordinator for the Property and is (and shall be prior to Closing) the sole person at Seller with any significant knowledge concerning the Property.

           Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until the date which is nine
(9) months after the Closing (the "Survival Period"), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Purchaser shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach of or default of any of its obligations under this Agreement, and Purchaser nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such Closing hereunder).

     9.A   COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER.
Purchaser covenants, represents and warrants to Seller the following, all of which shall be required to be true and correct in all material respects on and as of the Closing Date as a condition precedent to Seller's obligations hereunder.

           9.A.1 Purchaser has obtained (and any permitted assignee of Purchaser will by Closing have obtained) all consents required to permit all of the transactions contemplated by this Agreement (including without limitation sale of the Property to Purchaser) and required under any partnership agreement, shareholder agreement, or other agreement concerning it or to which it is a party.

           9.A.2 The persons or parties signing this Agreement on behalf of Purchaser have the power and authority to enter into this Agreement, to bind Purchaser to the provisions hereof, and to comply with the obligations of Purchaser hereunder.

           9.A.3 Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute (with or without the giving of notice of passing of time, or both) a default under any agreement to which Purchaser is a party.

     10.   DAMAGE, DESTRUCTION.
           10.1 Prior to Closing, in the event of any damage to or destruction of all or part of the Real Estate (notice of which shall be given to Purchaser by Seller as soon as practicable following its occurrence), if damage is not repaired by Closing and if the cost of such repair or replacement exceeds Two Hundred Fifty Thousand ($250,000.00) Dollars, or the damage would take more than sixty (60) days to repair or rebuild, then in any such case (i) Purchaser shall have the right to terminate this Agreement by giving Seller written notice of its intention to do so, such notice by Purchaser to Seller to be given not later than five (5) days after Purchaser shall have received the notice from Seller of such aforesaid occurrence, (in which event the Deposit shall forthwith be returned to Purchaser, whereupon the Agreement shall be null and void and of no further force or effect whatsoever); or (ii) if Purchaser elects not to terminate this Agreement, this Agreement shall continue in full force and effect except that at Closing Purchaser shall receive an abatement of the Purchase Price in an amount equal to (x) the deductible on Seller's insurance policy, plus (y) any insurance proceeds theretofore received by Seller with respect to such casualty which have not been expended on repairs; and Seller shall assign to Purchaser all rights to receive all further casualty insurance proceeds, including without limitation loss of rent insurance proceeds for periods from and after Closing. Seller agrees to fully cooperate with Purchaser, at Purchaser's expense, so that Purchaser may receive all such proceeds. The provisions of this Section
10.1 shall survive Closing.


     11.   EMINENT DOMAIN.

           Seller represents it knows of no eminent domain proceedings affecting or threatened against the Property. In the event that any eminent domain proceedings affecting the Property (other than minor proceedings which do not have any material adverse effect on the Property) shall be threatened, contemplated, commenced or consummated prior to the Closing (notice of which shall be given to Purchaser by Seller as soon as practicable after receipt by Seller), Purchaser shall have the right to terminate this Agreement, by written notice given to Seller within fifteen
(15) days after Seller has given Purchaser the aforesaid notice, (in which event the Deposit shall forthwith be returned to Purchaser, whereupon the Agreement shall be null and void and of no further force or effect whatsoever). If this Agreement is not so terminated, Seller at Closing shall assign to Purchaser its entire right, title and interest in and to any award, and shall give Purchaser a credit for any award it receives after the date of this Agreement and prior to Closing.

     12.   PURCHASER'S CONDITIONS TO CLOSING.

           Purchaser's obligation to purchase the Property at Closing and to pay the Purchase Price is expressly conditioned upon the following (unless waived in writing signed by Purchaser), and if all these conditions are not satisfied at the Closing, Purchaser may terminate this Agreement in which event the Deposit shall forthwith be returned to Purchaser, whereupon, except for those matters which expressly survive termination hereunder, this Agreement shall be null and void and of no further force or effect whatsoever:

           12.1 Seller's warranties and representations set forth herein shall be true and correct in all material respects (except as Purchaser may have expressly, in writing, waived or accepted any variations) as of the date of Closing and Seller shall have performed each and all of its covenants and agreements hereunder within the time provided.

           12.2 At Closing, Seller shall have delivered estoppel certificates substantially in the form and substance of Exhibit 9 (or in the form, if any, prescribed in the applicable Space Lease or, if the tenant is a major or other national tenant, in the form normally and customarily obtained from such tenant (provided that no statement in any such form other than Exhibit 9 reveals or would constitute a breach of a representation of Seller under this Agreement),dated not more than thirty
(30) days prior to the Closing Date, from all Space Tenants occupying thousand (5,000) square feet or more, and from Space Tenants occupying in the aggregate not less than eighty (80%) percent of all leased space in the Shopping Center (including all over five thousand [5,000] square feet).
The estoppel certificates shall confirm the information set forth in
Exhibit 3 in all material respects. In the event the preceding condition is not satisfied, then, Purchaser shall have the right to terminate this Agreement and obtain the return of the Deposit; however, if Purchaser elects not to terminate (or, in any event, with regard to any such Space Tenant estoppel not delivered even if Purchaser would not have a right to terminate), Seller shall, at Closing, furnish its own estoppel certificate in lieu of missing tenant estoppel certificates. Seller's estoppel certificates (which shall survive Closing) shall also be in form and substance of Exhibit 9. Notwithstanding the foregoing, Seller shall not be required to deliver its own estoppel containing an assertion Seller in good faith believes to be untrue. If any such estoppel of Seller is not in the form or substance of Exhibit 9, Purchaser shall have the right, at its option, to accept such varied estoppel of Seller or to terminate this Agreement and obtain the return of the Deposit. To the extent any representation of Seller in this Agreement regarding a Space Lease is expressly confirmed by any such Space Tenant estoppel, Seller shall be released from all post-Closing liability regarding, and to the extent of, such confirmed representations.

     12.3 There shall have been no breach on the part of Seller of any covenants set forth in Section 5.

     12.A  SELLER'S CONDITIONS TO CLOSING.

           Seller's obligation to sell the Property at Closing is expressly conditioned upon the following (unless waived in writing by Seller):

           12.A.1     Purchaser's warranties and representations set
forth herein shall be true and correct in all material respects.

           12.A.2     Purchaser shall have performed all obligations
(including payment of Purchase Price and delivery of all required documents) to be performed by it at Closing.

     13.   ASSIGNMENT

           13.1 Purchaser shall have the right to assign this Agreement and all of its rights under this Agreement to any person or entity which controls, is controlled by or is under common control with Purchaser, provided that upon such assignment any such assignee shall, in writing, affirmatively assume all obligations of Purchaser hereunder. No such assignment shall release Purchaser from any obligations hereunder.

           13.2 Seller shall not assign its rights or its interest in and to this Agreement (but such provision shall not be deemed to relate to post-Closing actions); nor shall Seller be deemed to be discharged of any of its duties hereunder as a result of any assignment or of any delegation by Seller of any such duties.

     14.   THE CLOSING.

           14.1 The Closing of the sale and purchase of the Property shall be held at the offices of Purchaser's attorneys, 3333 New Hyde Park Road, Suite 100, New Hyde Park, NY 11042, at 9:00 A.M. on the Closing Date; and, the Closing Date shall be a date which is five (5) business days after expiration of both the Inspection Period; or upon such earlier date as agreed upon by Seller and Purchaser.

           14.2 At Closing, Purchaser shall pay the Purchase Price adjusted in accordance with the relevant provisions of this Agreement; and Purchaser shall execute and deliver such other instruments as Seller may reasonably desire in connection with or to consummate the transactions contemplated by this Agreement.

           14.3 At Closing, Seller shall execute and/or deliver to Purchaser the following:

                 14.3.1 A special warranty deed (or the equivalent thereof) in proper recordable form, duly executed and acknowledged by Seller, and conveying to Purchaser fee simple absolute ownership of the Real Estate; and it shall be a condition to Purchaser's obligations that same shall be free and clear of all liens, encumbrances and leases except for the Space Leases and Permitted Exceptions.

                 14.3.2 A bill of sale for a consideration of $10.00 conveying the Personal Property (if any) from Seller to Purchaser free of all liens, encumbrances and leases except for Permitted Exceptions.

                 14.3.3     An Assignment Agreement (in the form of
Exhibit 10) by which Seller assigns to Purchaser all of Seller's right, title and interest, free and clear of all liens, encumbrances and claims, in and to the Space Leases.

                 14.3.4 An Assignment (in the form of Exhibit 11) by Seller to Purchaser of all of Seller's right, title and interest, free and clear of all liens, encumbrances and claims, in and to (i) all Service Contracts set forth in Exhibit 5 (if any) (to the extent, if any, assignable), (ii) all trade or assumed names and any trade logos used in the operation of the Shopping Center to the extent assignable, (iii) all guarantees and warranties relating to the Property (to the extent, if any, assignable), and (iv) all permits or licenses used in connection with the operation of the Shopping Center to the extent assignable.

                 14.3.5     An Assignment Agreement (in the form of
Exhibit 12) by which Seller assigns to Purchaser of all the tenant security deposits held by Seller under the Space Leases (if any).

                 14.3.6     The certificate reconfirming the
representations provided for in Article 9.

                 14.3.7 Notices to tenants (in form attached hereto as Exhibit 13) advising them of the transfer of the Shopping Center to Purchaser and directing payment of rent and other charges to Purchaser or its designated representative.

                 14.3.8 Such affidavits; "mechanic's lien", "gap", "parties in possession" or other Seller indemnities; evidence of authority; releases of liens; or other instruments as the Title Company may reasonably request to issue a title policy satisfactory to Purchaser in accordance with Article 7 (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

                 14.3.9 Such other instruments as Purchaser may reasonably desire in connection with or to consummate the transactions contemplated by this Agreement (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

                 14.3.10 Possession of the Real Estate and Personal Property, subject only to possessory rights of tenants under Space Leases, with all keys; and to the extent in Seller's possession or control, Seller shall also deliver original signed instruments of all Space Leases, Service Contracts, permits, licenses, sepias, drawings, plans and specifications (to the extent in the possession or control of Seller), finance and accounting records, tenant correspondence, and other files relevant to the Purchaser's future operation of the Shopping Center.

                 14.3.11    All estoppel certificates referred to in
Section 12.2 in the forms required and permitted in said Section. Seller shall have no liability for failure to deliver any estoppel certificates, provided Seller shall utilize commercially reasonable efforts to obtain same from each tenant at the Property (such reasonable efforts obligations not including any obligation to institute legal proceedings or to expend moneys therefor); but if Seller fails to deliver the required number of estoppels, Purchaser shall have the rights set forth in Section 12.2.

                 14.3.12 FIRPTA affidavit in form reasonably satisfactory to Purchaser to the effect that Seller is not a "foreign person." If Seller is a "foreign person" (as defined in IRC Section 1445(f)(3) and the regulations issued thereunder), or if Seller fails or refuses to deliver the non-foreign affidavit required by this paragraph, or if Purchaser receives notice that such affidavit is false, or Purchaser has actual knowledge that such affidavit is false, Purchaser shall deduct and withhold from the Purchase Price a tax equal to ten (10%) percent thereof, as required by IRC Section 1445. If any such withholding is made by Purchaser, Seller's obligation to deliver title hereunder shall not be excused or otherwise affected. Purchaser shall remit such withheld amount to the IRS and file the required form with the IRS, and if Seller claims that the amount so withheld by Purchaser and remitted by Purchaser to the IRS exceeds the amount required to be withheld under the IRC for any reason whatsoever, Seller's remedies with respect to such claim shall be limited solely to an action against the IRS for refund, and Seller hereby waives any right of action against Purchaser on account of such withholding. The provisions of this Section 14.3.12 shall survive the Closing hereunder.

                 14.3.13 An Affidavit of Value in form reasonably acceptable to Seller and Purchaser sufficient to record the deed and/or compute deed recording fee to be paid by Seller.

                 14.3.14    The Affidavit referred to in Section 3.3.

                 14.3.15 An estoppel certificate from each REA Party substantially in the form of Exhibit 14. If Seller fails to deliver any such REA estoppel despite its commercially reasonable efforts (such reasonable efforts not to include any obligation to institute legal proceedings or to expend moneys therefor), Seller shall have no liability, and Purchaser's sole right shall be to waive same and close or to cancel this Agreement and obtain the return of its Deposit.

                 14.3.16 Such notice to the other REA Parties respecting the change in ownership as may be required by the REAs or as Purchaser may otherwise request (which notice shall be signed by Purchaser on Seller's request.

           14.4 Each party shall pay its own legal fees and travel and lodging expenses in connection with this transaction. Seller shall pay at Closing any and all transfer, conveyance, deed, recording and/or documentary stamp taxes or similar taxes or charges relating to, or with respect to, the conveyance and transfer of the Property. Purchaser shall pay all costs of any title policy or survey it desires to obtain and costs of all due diligence it performs. As to any item of expense for which Seller is responsible, if Seller does not at Closing pay same, Purchaser may at its option pay same and deduct the amount thereof as a credit against the Purchase Price.

     15. BROKERS. Purchaser and Seller each represents and warrants that it dealt with no broker or finder in connection with this transaction other than Retail Properties ("Retail") and Richard Ellis ("Ellis").
Retail and Ellis shall be collectively referred to as the "Broker". Purchaser shall pay the commission of Retail pursuant to a separate agreement between Purchaser and Retail, and Seller shall pay the commission of Ellis pursuant to a separate agreement between Seller and Ellis. Purchaser and Seller each agree to defend, indemnify and hold the other harmless from and against any and all loss, liability and expense, including reasonable attorney's fees, the indemnified party may incur arising by reason of the above representations being false. The provisions of this Article 15 shall survive Closing, or earlier termination of this Agreement.

     16. NOTICES. All notices, demands, requests, consents, approvals or other communications (for the purpose of this Section collectively called "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be valid only if in writing and sent by registered or certified United States mail, return receipt requested, postage prepaid, or delivered by Federal Express or UPS courier service, addressed as follows:

           To Purchaser:    3333 New Hyde Park Road
                            P. O. Box 5020
                            New Hyde Park, NY   11042-0020
                            Attention:  Edward B. Senenman
                            Fax:  516-869-7228

           with a copy to:  Bruce M. Kauderer, Esq.
                            at the same address
                            Fax:  516-869-7199

           To Seller:       North Rivers Market Associates
                            900 North Michigan Avenue
                            Chicago, IL  60611
                            Attention:  Julie Walner
                            Fax:  312-915-2310

           with a copy to:  Gary Laughlin, Esq.
                            Pircher, Nichols & Meeks
                            1999 Ave. of the Stars
                            Los Angeles, CA  90067
                            Fax:  310-201-8922


           and a copy to:   Richard Ellis, LLC
                            Three First National Plaza, Suite 1750
                            Chicago, IL  60602
                            Attention:  Ms. Anne Brettingen
                            Fax:  312-899-0923

           To Escrow Agent: First American Title Insurance Company
                            228 E. 45th St.
                            New York, NY  10017
                            Attention:  Martin H. Kornheiser, Esq.
                            Fax:  212-867-4434

or such other address as such party shall hereafter have specified by Notice given by the same means. Any Notice shall be deemed given when delivered to the carrier delivering same, delivery charges prepaid, and properly sealed and addressed. Any Notice may also be given by telecopier to the following numbers: Seller 312-915-2310, Purchaser 516-869-7199, and Escrow Agent 212-867-4434, Att: Martin H. Kornheiser, Esq., provided that a "hard copy" of such notice is sent within one (1) business day after such telecopier transmission in the manner above set forth; and in the case of notice by telecopier (with confirmation sent as aforesaid), notice shall be deemed given upon electronic confirmation of receipt.

     17. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State in which the Shopping Center is located.

     18. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, if any, with respect thereto. This Agreement may not be canceled, modified, changed or supplemented, nor may any obligation hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or except as otherwise expressly provided herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and their respective successors or assigns.

     19. SURVIVAL. This Agreement, and all provisions hereof, shall survive the Closing and continue in full force and effect thereafter (except as such survival may be expressly limited herein).

     19.A  LIMITATION OF LIABILITY.

           19.A.1     Notwithstanding anything to the contrary contained
herein, if the Closing of the transactions hereunder shall have occurred, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed Five Hundred Thousand ($500,000.00) Dollars.

           19.A.2     No constituent partner in or agent of Seller, nor
any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including but not limited to JMB Mortgage Partners, Ltd.-III, JMB Mortgage PARTNERS, Ltd.-IV or JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

           19.A.3     Notwithstanding the foregoing, (I) if Seller or its
successor-in-interest shall fail to retain reserves of at least Five Hundred Thousand ($500,000.00) Dollars, at the time of Closing hereunder, or (ii) if during the period commencing on the Closing Date and ending on the date which is nine (9) months after the Closing Date (the "Survival Period"), Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) (collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, Purchaser may, during the Survival Period, look to the assets of JMB Realty Corporation, as the general partner of the general partners of Seller for the payment of any Specified Liabilities (and by its signature hereto in such capacity JMB Realty Corporation hereby agrees to the provisions of this Section 19.A.3).

     20. TITLES AND HEADINGS. Titles and headings of Articles and Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     21. ATTACHMENTS. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and is hereby incorporated in this Agreement by this reference.

     22. FURTHER ASSURANCES. Seller and Purchaser each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby (provided the same do not impose material costs, obligations or liabilities not otherwise provided for herein).

     23. MISCELLANEOUS. This Agreement shall extend to and be binding upon the legal representatives, heirs, executors, administrators and, subject to the provisions of this Agreement, the permitted assigns of the parties hereto. All references to "Sections" and "Articles" shall be deemed to be references to Sections and Articles of this Agreement unless otherwise indicated or unless the context otherwise requires.

     24. AUTHORITY. Each party warrants authority and due execution of this Agreement.

     25. POST-CLOSING INSPECTION. For a period of three (3) years following Closing, Seller shall, upon request, give Purchaser access to Seller's books and records with respect to the operation of the Property for the calendar year in which Closing occurs and for the previous calendar year for purposes of verifying collections and remittances and the preparation by Purchaser of financial statements and reports with respect to the Property. Such books and records shall be made available to Purchaser at reasonable times and upon reasonable advance notice to Seller and without any expense to Seller or charge to Purchaser. This Article 25 shall survive the Closing.

     26. RULES OF CONSTRUCTION. The provisions of this Agreement shall be construed, in all respects, without reference to any rule or canon requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this Agreement be conclusively deemed to be the joint product of both parties and their counsel.

     27. TIME OF THE ESSENCE. Time is of the essence of this Agreement; provided that either party shall be entitled to an adjournment of the Closing Date for not more than two (2) business days (provided such adjournment does not cause Closing to occur later than December 31, 1997.

     28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Agreement as of the day and year first above written.

                            SELLER:

                            WITNESSES:

                            NORTH RIVERS MARKET ASSOCIATES

                            By:   JMB MORTGAGE PARTNERS, LTD.-IV
                                  an Illinois general partnership

                                       ______________________________
                                  By:  JMB Realty Corporation
                                       a Delaware corporation

                            By:
                                  ___________________________________
                            Name:
                                  ___________________________________
                            Title:
                                  ___________________________________

                            WITNESSES:

                            By:   JMB MORTGATGE PARTNERS, LTD.-III
                                  an Illinois limited partnership
                                  General Partner


                            By:   ___________________________________
                                  JMB Realty Corporation
                                  a Delaware corporation
                                  General Partner

                            By:
                                  ___________________________________
                            Name:
                                  ___________________________________
                            Title:
                                  ___________________________________

                            PURCHASER:

                            WITNESSES:

                            KRC ACQUISTION CORP.

                            By:
                                  ___________________________________
                            Name:
                                  ___________________________________
                            Title:
                                  ___________________________________

                            ESCROW AGENT:

                            FIRST AMERICAN TITLE INSURANCE COMPANY
                            OF NEW YORK

                            By:
                                  ___________________________________
                            Name:
                                  ___________________________________
                            Title:
                                  ___________________________________

                         SCHEDULE OF EXHIBITS



                 Exhibit 1  Plan

                 Exhibit 2  Description of Real Estate

                 Exhibit 3  Schedule of Space Leases

                 Exhibit 4  Schedule of Personal Property

                 Exhibit 5  Schedule of Service Contracts

                 Exhibit 6  Litigation

                 Exhibit 7  Intentionally Omitted

                 Exhibit 8  Intentionally Omitted

                 Exhibit 9  Form of Tenant Estoppel Certificate

                 Exhibit 10 Form of Assignment of Space Leases

                 Exhibit 11 Form of Assignment of Service Contracts, Trade Names, Logos, Permits and Licenses

                 Exhibit 12 Form of Assignment of Security Deposits

                 Exhibit 13 Form of Notice to Space Lease Tenants

                 Exhibit 14 Form of REA Estoppel

                               EXHIBIT 1

                               THE PLAN

                               EXHIBIT 2

                      DESCRIPTION OF REAL ESTATE

                               EXHIBIT 3

                       SCHEDULE OF SPACE LEASES

                               EXHIBIT 4

                     SCHEDULE OF PERSONAL PROPERTY

                               EXHIBIT 5

                     SCHEDULE OF SERVICE CONTRACTS

                               EXHIBIT 6

                              LITIGATION


NONE

                               EXHIBIT 7

                        Intentionally omitted.

                               EXHIBIT 8

                        Intentionally Omitted.

                               EXHIBIT 9

                     TENANT'S ESTOPPEL CERTIFICATE

Re:  Lease dated        between                        , Landlord, and

              , Tenant* , for premises in THE NORTH RIVERS MARKET SHOPPING CENTER, North Charleston, South Carolina (collectively, the "Lease").

To Landlord,                                 ("Purchaser"), any mortgagee,
and whomever else it may concern:

The undersigned Tenant under the Lease certifies that as of this date, the status of the Lease is as follows:

(1) The Lease constitutes the entire and only agreement between the Landlord and the Tenant with respect to the demised premises identified therein; and

(2) The Lease is in full force and effect, and the Tenant does not have nor is entitled to any credit, offset or claim against the obligation to pay rent or other charges, either by reason of prepayment thereof, Landlord's acts or omissions, or for any other reason otherwise; and

(3)  (a)   The commencement date of the Lease was                and the
expiration date of the Lease is ___________________.

     (b)   There are no options remaining unexercised on the part of the
Tenant to renew the Lease except:                                 .

     (c) Monthly minimum rents, currently and future, are payable as set forth in Schedule "A" at the end hereof; and

     (d)   Tenant is responsible for payment of any tax on rents.

(4)  Tenant is open for business in the premises; and

(5) The Tenant has no right to cancel or terminate the Lease, no option or right to purchase the premises or the shopping center property or any part thereof; and no right of first refusal whatsoever; and

(6) The security deposit being held by the Landlord on the date hereof in accordance with Lease is $_____; and

(7) All guaranteed minimum rent, common area maintenance charges, real estate taxes, additional rent, and other sums payable by Tenant under the Lease have been fully paid in accordance with the provisions of the Lease; and

(8) Tenant has not been granted and is not entitled to any free rental or any concession in or abatement of rent; and

(9) All work, if any, to be performed by Landlord has been heretofore completed to the full satisfaction of Tenant; and

(10) No default exists under the Lease on the part of either Landlord or Tenant; and

(11) No installment of Rent has been paid more than one (1) month in advance; and

(12) (a)   Tenant's annual gross sales volume for Tenant's most recently ended fiscal year was $_____, and percentage rent payable, if any, was $

     .
     (b)   Tenant's percentage rent rate is       %, and Tenant's annual
gross sales breakpoint amount is $         .

(13) A true and complete copy of the Lease and all exhibits and amendments thereto, if any, are attached hereto and made a part hereof.

(14) Tenant hereby consents to the construction of all additional improvements within and upon the Shopping Center as shown generally on the plan attached hereto.

This certificate shall be binding upon Tenant and its successors and assigns (if any); and is given with the knowledge that it may be relied upon by Purchaser (and/or its assignee and/or successors-in-interest as owners of the Shopping Center, and its lending institution, if any).

Dated:     _______________________
Witness:   _______________________     Tenant: _________________________


By:                                                (SEAL)
Guarantor (if any)
SCHEDULE "A"

(Set forth monthly rent payable for balance of term plus option periods, if any)

From                To                 Minimum Monthly Rent

                              EXHIBIT 10

                         ASSIGNMENT OF LEASES


     THIS ASSIGNMENT, made this     day of            , 1997 by and
between                     , a __________ ("Assignor") and

            , a                       corporation ("Assignee").

                         W I T N E S S E T H :
                         --------------------

     Assignor is landlord under all those certain leases described on Exhibit "A" attached hereto and made a part hereof ("Leases") relating to the property described on Exhibit "B" attached hereto and made a part hereof ("Premises").

     Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor's right, title and interest in and to the Leases.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

     1. Assignor hereby transfers, assigns and sets over unto Assignee all of Assignor's right, title and interest in and to the Leases.

     2. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations as landlord under the Leases accruing on or after the date hereof.

     3. Subject to any relevant representations and warranties of Assignor in the Contract of Sale covering the Premises dated _______ between Assignor as Seller and KRC ACQUISITION CORP. as Purchaser, as same may have heretofore been amended, Assignee agrees to, and hereby does, indemnify, save and hold Assignor harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases accruing on or after the date hereof.

     4. Assignor agrees to, and hereby does, indemnify, save and hold Assignee harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of Assignor's landlord under the Leases accruing prior to the date hereof.

     5. This Agreement is given pursuant to that certain Contract of Sale (the "Contract") dated ___ between Assignor and KRC Acquisition Corp. (whose interest has been assigned to Assignor). The covenants, agreements and limitations (including but not limited to the limitations of liability provided in Section 19.A thereof) provided in the Agreement with respect to the matters described hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

     6. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     7. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                            ASSIGNOR:

                            By:
                                  -----------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------


                            ASSIGNEE:

                            By:
                                  -----------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------

                              EXHIBIT 11

                              ASSIGNMENT


     THIS ASSIGNMENT made this       day of               , 1997 by

            , a           ("Assignor) and                              , a

              corporation ("Assignee").

                          W I T N E S S E T H
                          -------------------

     Assignor is the Owner of fee title in the property described on Exhibit "A" attached hereto and made a part hereof ("Premises").

     Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor's right, title and interest in and to those certain service contracts relating to the Premises described on Exhibit "B" attached hereto and made a part hereof ("Service Contracts") and in and to those trade or assumed names, trade logos, permits and licenses used in connection with the Premises.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

     1. Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of the right, title and interest of the Assignor in and to the Service Contracts, all trade or assumed names (including without limitation North Rivers Market) and any trade logos, all guarantees and/or warranties relating to the Premises and/or any components or systems thereof (to the extent, if any, assignable) and all permits and licenses used in connection with the operation of the Premises (to the extent, if any, assignable).

     2. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations under the assignable Service Contracts accruing on or after the date hereof.

     3. Subject to any relevant representations and warranties of Assignor in the Contract of Sale covering the Premises dated ________ between Assignor as Seller and KRC ACQUISITION CORP. as Purchaser, as same may have heretofore amended, Assignee agrees to, and hereby does, indemnify, save and hold Assignor harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of vendee under the Service Contracts accruing on or after the date hereof.

     4. Assignor agrees to, and hereby does, indemnify, save and hold Assignee harmless of, from and against any and all loss, cost, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of Assignor as vendee under the Service Contracts accruing prior to the date hereof.

     5. This Agreement is given pursuant to that certain Contract of Sale (the "Contract") dated __________ between Assignor and KRC Acquisition Corp. (whose interest has been assigned to Assignor). The covenants, agreements and limitations (including but not limited to the limitations of liability provided in Section 19.A thereof) provided in the Agreement with respect to the matters described hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

     6. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     7. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed the day and year first above written.

                            ASSIGNOR:

                            By:
                                  -----------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------


                            ASSIGNEE:

                            By:
                                  -----------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------

                              EXHIBIT 12

                    ASSIGNMENT OF SECURITY DEPOSITS

     THIS ASSIGNMENT, made this     day of            , 1997 by and
between                     , a __________ ("Assignor"), and

             , a                           corporation ("Assignee").


                         W I T N E S S E T H :
                         --------------------

     Assignor is landlord under all those certain leases described on Exhibit "A" attached hereto and made a part hereof ("Leases") relating to the property described on Exhibit "B" attached hereto and made a part hereof.

     Pursuant to the Leases, Assignor is holding certain security deposits from the tenants together with any and all interest accrued thereon and not heretofore paid to tenants (collectively, the "Security Deposits") as set forth on Exhibit "C" attached hereto and made a part hereof.

     Assignor and Assignee have executed an Assignment of Leases of even date herewith pursuant to which Assignor has assigned to Assignee all of Assignor's right, title and interest in and to the Leases.

     Assignor desires to assign to Assignee, and Assignee desires to accept the assignment of the Security Deposits.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, agree and covenant as follows:

     1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Security Deposits.

     2.  Assignee hereby acknowledges receipt of the Security Deposits.

     3. Assignee shall be responsible for the return of the Security Deposits, with the interest from the date hereof (if any and if required pursuant to the Leases).

     4. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed the day and year first above written.

                            ASSIGNOR:

                            By:
                                  -----------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------


                            ASSIGNEE:

                            By:
                                  -----------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                       ------------------------------

                              EXHIBIT 13

                         (Seller's Letterhead)



                                                , 199___

Tenant:    (Fill in Tenant's name and address)


Tenant Code No:  ___________

Re:  Sale of North Rivers Shopping Center - North Charleston, SC

Dear Sir or Madam:

     Please be advised that your landlord has this day sold the above referenced shopping center to
                  . Please send all sums pursuant to your lease to: Kimco Realty Corporation, 3333 New Hyde Park Road, P. O. Box 5020, New Hyde Park, New York 11042-0020.

     It is necessary when remitting payments to indicate the tenant code number provided above for proper credit. Rent is due and payable on the first day of each month in advance. This is the only notice you will receive since Purchaser does not send monthly statements. Please also note that, in the future, all formal notices which you may desire to give to your new landlord should be addressed as follows: c/o Kimco Realty Corporation, P.O. Box 5020, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (Telephone (5l6) 869-9000).

     Please note that you should contact your insurance broker and notify them to send to Kimco Realty Corporation, P.O. Box 5020, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020, a revised certificate of insurance replacing the former owner as the additional named insured with
that of                         as the additional named insured and all
communications to your landlord should be sent to the P.O. Box 5020 address. Please note the attached list of contact people should you have any questions.

                            Very truly yours,

                            Seller:    _____________________________

                            By:   __________________________________
                                  Name:
                                       -----------------------------
                                  Title:
                                       -----------------------------

CONSENTED TO:

Purchaser:


By:  ________________________________
     Name:
           --------------------------
     Title:
           --------------------------

                         KIMCO CONTACT PERSONS

                  North Rivers Market Shopping Center




     Building Maintenance              ____________________
     Leasing/Renewals                  ____________________
     Common Area Maintenance Billings  Minerva Vega     (516) 869-7275
                                       Fran Campanelli  (516) 869-7141
     Percentage Rent                   Suzanne Sweezey  (516) 869-7283
     Real Estate Taxes                 Jean Aiello      (516) 869-7282
     Rent Payments                     Lisa D'Orio      (516) 869-7272
     Sign Criteria/Building Plans      Vincent Lucarelli(516) 869-7138
     Tenant Insurance                  Heidi Mauler     (516) 869-7102
     Utilities                         ___________________



* as amended by the following (if applicable:
_____________________________________________________________
_____________________________________________________________________, and,
(if applicable) guaranteed by _____________________, dated
_____________________.